CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-161666 on Form N-2 of our report dated January 26, 2010, relating to the financial statements and financial highlights of First Trust Active Dividend Income Fund, appearing in the Annual Report on Form N-CSR for the year ended November 30, 2009.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
July 14, 2010